Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Class A Common Stock of

AMC Networks Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, OCTOBER 14, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Class A Shares but:

•	your certificates for the Class A Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Class A Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated September 16, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.

Deliver to:

Equiniti Trust Company

the Depositary for the Offer

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

BY 5:00 P.M. New York City time on Expiration Date		BY 5:00 P.M. New York City time on Expiration Date

Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	Equiniti Trust Company Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to AMC Networks Inc., BofA Securities, Inc. and Citigroup Global Markets Inc., the Joint Dealer Managers, or D.F. King & Co., Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to AMC Networks Inc., a Delaware corporation (“AMC Networks”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated September 16, 2020 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A common stock of AMC Networks, $0.01 par value per share (the “Class A Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares to be tendered:                  Class A Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)	CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Class A Shares at the purchase price as shall be determined by AMC Networks in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that AMC Networks will accept for payment all of the Class A Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Class A Shares at, and is willing to accept, the purchase price determined by AMC Networks in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Class A Shares being deemed to be tendered at the minimum price of $22.50 per Class A Share for purposes of determining the Final Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a price as low as $22.50 per Class A Share.

(2)	CLASS A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Class A Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Class A Shares at the price checked. The undersigned understands that this action could result in AMC Networks purchasing none of the Class A Shares tendered hereby if the purchase price determined by AMC Networks for the Class A Shares is less than the price checked below.

☐ $22.50	☐ $22.60	☐ $22.70	☐ $22.80	☐ $22.90	☐ $23.00
☐ $23.10	☐ $23.20	☐ $23.30	☐ $23.40	☐ $23.50	☐ $23.60
☐ $23.70	☐ $23.80	☐ $23.90	☐ $24.00	☐ $24.10	☐ $24.20
☐ $24.30	☐ $24.40	☐ $24.50	☐ $24.60	☐ $24.70	☐ $24.80
☐ $24.90	☐ $25.00	☐ $25.10	☐ $25.20	☐ $25.30	☐ $25.40
☐ $25.50	☐ $25.60	☐ $25.70	☐ $25.80	☐ $25.90	☐ $26.00
☐ $26.10	☐ $26.20	☐ $26.30	☐ $26.40	☐ $26.50

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF CLASS A SHARES.

A STOCKHOLDER DESIRING TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH CLASS A SHARES ARE TENDERED. THE SAME CLASS A SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Instruction 14 to the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if such holders have separate accounts or certificates representing fewer than 100 Class A Shares. Accordingly, this section is to be completed ONLY if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Class A Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Class A Shares, all of which are being tendered; or

☐

is broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Class A Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Class A Shares and is tendering all such Class A Shares.

CONDITIONAL TENDER

(See Instruction 15 to the Letter of Transmittal)

A stockholder may tender Class A Shares subject to the condition that a specified minimum number of the stockholder’s Class A Shares tendered pursuant to the Letter of Transmittal must be purchased if any Class A Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Class A Shares indicated below is purchased by AMC Networks pursuant to the terms of the Offer, none of the Class A Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Class A Shares that must be purchased if any are purchased, and AMC Networks urges stockholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Class A Shares that must be purchased, if any are purchased, is: Class A Shares.

If, because of proration, the minimum number of Class A Shares designated will not be purchased, AMC Networks may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Class A Shares and checked this box:

☐	The tendered Class A Shares represent all Class A Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

(Please Print)

Signature(s):

Address(es)
(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Class A Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Class A Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Class A Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Class A Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., New York City time, within two trading days (as defined in the Letter of Transmittal) following the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2020

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CLASS A SHARE CERTIFICATES WITH THIS FORM. YOUR CLASS A SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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